UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 8, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)

ITEM 9. REGULATION FD DISCLOSURE .
SIGNATURE

ITEM 9. REGULATION FD DISCLOSURE

     On January 8, 2004, we implemented a cost reduction initiative as part of an overall cost realignment involving, among other things, the elimination of certain positions, the reallocation of work between locations and the outsourcing of certain job functions. As a result, we reduced the number of our employees by 100 and expect to eliminate approximately $5.1 million of annualized salary expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2004.

Z-TEL TECHNOLOGIES, INC.

	BY:	/s/ D. Gregory Smith

	Name:	D. Gregory Smith
	Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.